Exhibit 24(a)

AMERICAN EXPRESS CREDIT CORPORATION

POWER OF ATTORNEY

American Express Credit Corporation, a Delaware corporation (the “Company”), and each of the undersigned officers and directors of the Company, hereby constitute and appoint Carol V. Schwartz, Anderson Y. Lee and David L. Yowan, jointly and severally, with full power of substitution and revocation, their true and lawful attorneys-in-fact and agents, for them and on their behalf and in their respective names, places and steads, in any and all capacities, to sign, execute and file any documents that may be required relating to the issuance of the Company’s Debt Securities and Warrants to purchase Debt Securities pursuant to a registration statement, and any amendments thereto, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to order to effectuate the same as fully to all intents and purposes as they might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in counterpart.

IN WITNESS WHEREOF, American Express Credit Corporation has caused this Power of Attorney to be executed in its name by its President and its corporate seal to be affixed and attested by its Secretary, and the undersigned officers and directors have hereunto set their hands as of the 18th day of June, 2012.

AMERICAN EXPRESS CREDIT CORPORATION
	By:	/s/ Katharine B. Douglas
Katharine B. Douglas President
[Corporate Seal]

Attest:
/s/ Carol V. Schwartz
Carol V. Schwartz Attorney-in-fact

/s/ David L. Yowan
David L. Yowan Chairman, Chief Executive Officer and Director

/s/ Kimberly R. Scardino
Kimberly R. Scardino Vice President and Chief Accounting Officer

/s/ Anderson Y. Lee
Anderson Y. Lee Chief Financial Officer and Director

/s/ Peter C. Sisti
Peter C. Sisti Director